Exhibit 99.1

Bio-Tech Medical Software, Inc.

Financial Statements

December 31, 2017 and 2016

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of

Bio-Tech Medical Software, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Bio-Tech Medical Software, Inc. (the "Company"), which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bio-Tech Medical Software, Inc. as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s lack of liquidity and recurring operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Fort Lauderdale, FL

August 13, 2018

1

BIO-TECH MEDICAL SOFTWARE, INC.

BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
Current assets:
Cash	$811,827	$1,316,454
Accounts receivable, net	346,489	119,891
Loans and advances receivable	-	6,100
Work-in-process - Traceability	-	285,278
Prepaid expenses	134,269	116,682
Total current assets	1,292,585	1,844,405

Property and equipment, net	88,214	142,699
Intangible assets, net	19,913	21,563
Total assets	$1,400,712	$2,008,667

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$569,570	$721,749
Sales tax payable	13,924	21,142
Deferred revenues	206,125	372,032
Total current liabilities	789,619	1,114,923

Commitments and contingencies

Stockholders' equity:
Preferred stock (Series A), $50 par value, 100,000 shares authorized, issued and outstanding as of December 31, 2017 and 2016, respectively	5,000,000	5,000,000
Common Stock, $0.01 par value, 20,000,000 shares authorized, 2,868,195 and 2,865,697 shares issued and outstanding as of December 31, 2017 and 2016, respectively	28,682	28,657
Additional paid-in-capital	1,265,263	1,196,554
Accumulated deficit	(5,682,852)	(5,331,467)
Total stockholders' equity	611,093	893,744

Total liabilities and stockholders' equity	$1,400,712	$2,008,667

See accompanying notes to financial statements

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BIO-TECH MEDICAL SOFTWARE, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2017	2016
Revenues:
Commercial revenue – private-sector	$5,919,648	$4,767,121
Traceability revenue – public-sector	1,772,738	430,028
Vendor referral revenue	40,396	77,934
UCS revenue	54,701	-
Total revenues	7,787,483	5,275,083
Cost of revenues	3,141,143	2,330,411
Gross profit	4,646,340	2,944,672

Operating expenses:
Salaries and wages	2,646,745	2,441,008
Selling, general and administrative	1,432,581	1,339,802
Rent and occupancy	398,809	419,693
Professional and legal fees	433,223	1,061,164
Depreciation and amortization	86,636	118,231
Total operating expenses	4,997,994	5,379,898

Loss from operations	(351,654)	(2,435,226)

Other income:
Interest income	269	25,170
Net loss	$(351,385)	$(2,410,056)

See accompanying notes to financial statements

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BIO-TECH MEDICAL SOFTWARE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Preferred Stock Series A		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2015	2,606,787	$26,068	100,000	$5,000,000	$576,502	$(2,921,411)	$2,681,159

Issuance of common stock under option plan	258,910	2,589	-	-	256,320	-	258,909

Stock option compensation expense	-	-	-	-	363,732	-	363,732

Net loss	-	-	-	-	-	(2,410,056)	(2,410,056)

Balance at December 31, 2016	2,865,697	$28,657	100,000	$5,000,000	$1,196,554	$(5,331,467)	$893,744

Issuance of common stock under option plan	2,498	25	-	-	2,473	-	2,498

Stock option compensation expense	-	-	-	-	66,236	-	66,236

Net loss	-	-	-	-	-	(351,385)	(351,385)

Balance at December 31, 2017	2,868,195	$28,682	100,000	$5,000,000	$1,265,263	$(5,682,852)	$611,093

See accompanying notes to financial statements

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BIO-TECH MEDICAL SOFTWARE, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(351,385)	$(2,410,056)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	86,636	118,231
Provision for doubtful accounts	112,434	65,889
Loss on loans and advances receivable, related party	-	15,000
Employee stock compensation expense	66,236	363,732
Change in operating assets and liabilities:
Accounts receivable	(339,032)	137,738
Loans and advances receivable	6,100	44,470
Work-in-process - Traceability	285,278	(285,278)
Prepaid expenses	(17,587)	(82,916)
Accounts payable	(152,179)	341,490
Sales tax payable	(7,218)	4,884
Deferred revenues	(165,907)	293,501
Net cash used in operating activities	(476,624)	(1,393,315)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(30,501)	(25,472)
Loans and advances receivable, related party	-	1,000,000
Net cash (used in) provided by investing activities	(30,501)	974,528

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under option plan	2,498	258,909
Net cash provided by financing activities	2,498	258,909

Net decrease in cash	(504,627)	(159,878)

Cash, beginning of year	1,316,454	1,476,332

Cash, end of year	$811,827	$1,316,454

See accompanying notes to financial statements

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BIO-TECH MEDICAL SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1. Description of Organization and Business

Bio-Tech Medical Software, Inc. (the "Company" or “BioTrack”) was originally formed as Bio-Tech Medical Software, LLC on January 31, 2007 in the State of Florida. Pursuant to a Certificate of Conversion filed with the Secretary of State on February 28, 2008, the Company filed Amended and Restated Articles of Incorporation to change its entity type to a corporation, with 100,000 Authorized shares of $1.00 par value Common Stock. The Company filed a Second Amended and Restated Articles of Incorporation with the Secretary of State on February 8, 2013 increasing the Authorized Capital Stock of the Company to 21,000,000 shares, consisting of (i) 20,000,000 shares of Common Stock, par value $01 per share and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share. A Third Amendment to the Articles of Incorporation were filed by the Company with the Secretary of State on April 3, 2015. This amendment designated 100,000 shares of the Preferred Stock as Series A Preferred Stock with an original issue price of $50 per share. (See Note 8).

The Company develops and licenses inventory management, product traceability and point-of-sale software systems to the cannabis industry. BioTrackTHC, the private sector compliance software, is licensed to customers such as dispensaries, cultivators, and processors. Traceability, the public-sector compliance software, is sold to State governmental agencies. BioTrackTHC is an enterprise level compliance software that tracks from the point of inception (cannabis tissue, seeds, and clones) through the plants lifecycle, capturing necessary data points along the way. Every fraction of gram is tracked during the harvest, conversion, and waste process. Traceability is used by governmental agencies to track licensee activity at every step of the cultivation and dispensation process.

The Company contracts with customers located in the United States of America and territories of the United States, as well as in Canada and Australia, where either medical and/or recreational cannabis sales are legal. The Company's corporate headquarters are located in Ft. Lauderdale, FL. and has sales, training and customer support representatives in Denver, CO, Honolulu, HI and Olympia, WA.

Note 2. Going Concern Analysis

During the second quarter of 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. This update provides guidance under accounting principles generally accepted in the United States (“GAAP”) on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. Under this standard, the Company is required to evaluate whether there is substantial doubt about its ability to continue as a going concern each reporting period, including interim periods. In evaluating the Company’s ability to continue as a going concern, management considered the Company’s current financial condition and liquidity sources, including current funds available, forecasted future cash flows and the Company’s conditional and unconditional obligations.

The Company is subject to a number of risks similar to those of other software development businesses in the cannabis industry, including its dependence on key individuals, uncertainty of product development and generation of revenues, dependence on outside sources of capital, risks associated with research, development, and testing and the Company’s ability to maintain and grow its subscriber base. The attainment of profitable operations is dependent on future events, including obtaining adequate financing to fulfill the Company’s growth and operating activities and generating a level of revenues adequate to support the Company’s cost structure.

The Company has experienced net losses and significant cash outflows from cash used in operating activities over the past years. As of and for the year ended December 31, 2017, the Company had an accumulated deficit of $5,682,852 a net loss of $351,385, and net cash used in operating activities of $476,624. As of and for the year ended December 31, 2016, the Company had an accumulated deficit of $5,331,467, a net loss of $2,410,056, and net cash used in operating activities of $1,393,315.

The Company expects to continue to incur net losses and have significant cash outflows for at least the next twelve months. Management has evaluated the significance of the conditions described above in relation to the Company’s ability to meet its obligations and concluded that, without additional funding, the Company may not have sufficient funds to meet its obligations within one year from the date the financial statements were issued. The Company expects to finance future cash needs from the results of operations and, depending on the results of operations, the Company may need additional equity or debt financing until the Company can achieve profitability and positive cash flows from operating activities, if ever.

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BIO-TECH MEDICAL SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

Considering the above, there is substantial doubt about the Company’s ability to continue as a going concern through August 13, 2019 without raising additional funding or eliminating certain expense items. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business. A successful transition to attaining profitable operations is dependent upon achieving a level of positive cash flows adequate to support the Company’s cost structure.

The Company’s future capital requirements for its operations will depend on many factors, including the profitability of its businesses, and the costs of operations. Management’s plans include continuing its investment in the expansion of operations in new states, growing and diversifying its revenue streams, selectively reducing expenses, and seeking additional funding with potential investors. Additionally, if the Company’s actual revenues are less than forecasted, the Company anticipates that variable expenses will also decline, and the Company’s management will implement expense reduction as necessary. The Company is evaluating other measures to further improve its liquidity. The Company’s management believes that these actions will enable the Company to meet its liquidity requirements through August 13, 2019, however, there is no assurance that the Company will generate sufficient revenue or raise sufficient capital to fund operations.

Note 3. Summary of Significant Accounting Policies

Use of Estimates

The Company’s financial statements have been prepared in accordance with GAAP. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Significant estimates made by management include, but are not limited to, allowance for doubtful accounts, estimated useful lives of property, equipment and intangible assets, valuation of stock options, revenue recognition, sales commissions and bonuses, stock-based compensation, and the valuation of deferred taxes. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Actual results could differ from management’s estimates and those differences could be material.

Cash and Cash Equivalents

The Company considers all unrestricted, highly liquid investments with maturity of three months or less when purchased to be cash and cash equivalents. There were no cash equivalents as of December 31, 2017 or 2016.

Intangible Assets

Intangible assets consist of internet domain costs and are stated at cost less accumulated amortization. Amortization is recorded on a straight-line basis over estimated useful lives of 15 years. The Company periodically reviews the estimated useful lives of intangible assets and makes adjustments when events indicate that a shorter life is appropriate.

The Company recorded amortization expense of $1,650 during the years ended December 31, 2017 and 2016, respectively.

The Company monitors the carrying value of long-lived assets for potential impairment based on whether certain triggering events have occurred. These events include current period losses or a projection of continuing losses or a significant decrease in the market value of an asset. When a triggering event occurs, an impairment calculation is performed, comparing projected undiscounted future cash flows, utilizing current cash flow information and expected growth rates, to the respective carrying value. If the Company identifies impairment for long-lived assets to be held and used, the Company compares the assets’ current carrying value to the assets’ fair value. Fair value is based on current market values or discounted future cash flows. The Company records impairment when the carrying value exceeds fair market value.

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BIO-TECH MEDICAL SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable from the private-sector, public-sector and on-going training, support and software customization services are stated at the invoiced amount, net of an allowance for doubtful accounts. The Company monitors its accounts receivable balances on an ongoing basis to ensure that they are collectible. The Company determines the allowance for doubtful accounts based on its historical experience of the relationship between actual bad debts and net credit sales and significant account balances that remain outstanding beyond the normal credit terms.

Management charges balances off against the allowance when they are contractually past due and it is probable that they will not be collected.

The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The allowance for doubtful accounts was $75,564 and $68,737 at December 31, 2017 and 2016, respectively. Bad debt expense was $112,434 and $65,889 for the years ended December 31, 2017 and 2016, respectively.

Revenue Recognition

The Company generates revenue from developing and licensing seed to sale cannabis compliance software to both private-sector and public-sector (government agencies) businesses that are involved in cannabis related operations. The Company also generates revenue from on-going training, support and software customization services.

The private-sector software entails cultivation tracking, inventory management, point of sale and analytic reporting to assist businesses in meeting their compliance requirements and effectively manage their businesses. Customers within the private sector business are charged an initial one-time installation fee and the revenues associated with these services are recognized upon completion of installation and configuration at a point in time. After the installation and configuration of the software is completed, the customer is invoiced monthly and revenues associated with these services are recognized monthly over a period of time in which the customer continues to use the software and related services.

The public-sector software assists government agencies in efficient oversight of cannabis related business under their jurisdiction. Revenues associated with governmental contracts are longer-term in nature and recognized upon completion of certain milestones over a period of time or on a completed-contract basis at a point in time. The Company considers the contract to be complete when all significant costs have been incurred and the customer accepts the project. Costs incurred prior to the customer accepting the project are deferred and reflected on the Balance Sheet as Work-in-process – Traceability.

Additionally, revenues associated with on-going training, support and software customization services provided to both the private and public sectors are recognized monthly on a straight-line basis over the contract period. Payment received in advance for installation, training or other performance obligations that are not completed under the terms of the contract are unearned and are recorded as deferred revenues until the services are complete.

Expenses

Cost of Revenue

The cost of revenue is the total cost incurred to obtain a sale and the cost of the goods or services sold. Cost of revenue primarily consisted of hourly compensation for personnel that are directly involved in the creation and development of the software. Additionally, hosting expense is included in cost of revenue. These costs are deferred and are expensed at the time the related revenue is recognized.

Operating Expenses

Operating expenses encompass selling general and administrative expenses, salaries and wages, rent and occupancy, professional and legal fees and depreciation and amortization. Selling, general and administrative expenses consist primarily of computer/software expenses, telephone/network expenses, stock compensation expense, and travel expenses. Professional services are principally comprised of outside legal, audit, and consulting services.

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BIO-TECH MEDICAL SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

Property and Equipment

Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives. Estimated useful lives of the assets range from three to seven years. Maintenance and repairs are charged to expense when incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is reflected in current earnings.

Advertising

Advertising costs are expensed as incurred and included in selling, general and administrative expenses. Advertising expense for the years ended December 31, 2017 and 2016 amounted to $21,792 and $29,701, respectively.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating loss for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the years ended December 31, 2017 and 2016.

Stock-based Compensation

The Company accounts for stock-based compensation to employees in conformity with the provisions of ASC Topic 718, Stock-Based Compensation. Stock based compensation expense recognized during the year includes compensation expense for all share-based payments based on a grant date fair value estimated in accordance with the provisions in the FASB guidance for stock compensation. The grant date is the date at which an employer and employee reach a mutual understanding of the key terms and conditions of a share-based payment award.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement (“ASC Topic 820”), provides a framework for measuring fair value in accordance with generally accepted accounting principles.

ASC Topic 820 defines the fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.
Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.
Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

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BIO-TECH MEDICAL SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

Certain assets and liabilities, including cash, accounts receivable, work-in-process, loans and advances receivable, prepaid expenses, accounts and sales tax payable, and deferred revenues, of the Company are required to be recorded at fair value either on a recurring or non-recurring basis. Fair value is determined based on the price that would be received for an asset or paid to transfer a liability in an orderly transaction based on market participants.

Recent Accounting Pronouncements

In May 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing GAAP. In addition, this guidance requires new or expanded disclosures related to the judgments made by companies when following this framework and additional quantitative disclosures regarding contract balances and remaining performance obligations. ASU 2014-09 may be applied using either a full retrospective approach, under which all years included in the financial statements will be presented under the revised guidance, or a modified retrospective approach, under which financial statements will be prepared under the revised guidance for the year of adoption, but not for prior years. Under the latter method, entities will recognize a cumulative catch-up adjustment to the opening balance of retained earnings at the effective date for contracts that still require performance by the entity. The new guidance is effective for annual reporting periods beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2018 for nonpublic companies. Early adoption is only permitted as of annual reporting periods beginning after December 15, 2016. The Company developed an implementation plan to adopt this new guidance, which included an assessment of the impact of the new guidance on the Company’s financial position and results of operations. On January 1, 2017, the Company adopted the new accounting standard ASC 606, Revenue from Contracts with Customers and for all open contracts and related amendments as of January 1, 2017 using the full retrospective method. The Company has not previously prepared financial statements under GAAP and accordingly has not reported revenues under ASC 605. As a result, there is no transition effect resulting from the application of ASC 606.

In February 2016, the FASB issued ASU 2016-02, Leases, (“ASC 842”), which supersedes FASB ASC 840, Leases and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. The new guidance is effective for annual reporting periods beginning after December 15, 2019 and interim periods within annual periods beginning after December 15, 2020 for nonpublic companies. The Company is currently in the process of evaluating the impact of ASU 2016-02 on its financial statements.

In May 2017, the FASB issued ASU No 2017-09 “Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting” (ASU 2017-09). ASU 2017-09 provides clarity and reduces both (i) diversity in practice and (ii) cost and complexity when applying the guidance in Topic 718, Compensation-Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in ASU 2017-09 provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all three of the following are met: (1) The fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification. (2) The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified. (3) The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. Note that the current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in ASU 2017-09. ASU 2017-09 is effective for all annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The Company is currently evaluating the effects of ASU 2017-09 on its financial statements.

Management has evaluated other recently issued accounting pronouncements and does not believe that they will have a significant impact on the financial statements and related disclosures.

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BIO-TECH MEDICAL SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

Note 4. Contract Assets and Contract Liabilities

At December 31, 2017 and 2016, contract assets and liabilities consisted of the following:

	December 31,
	2017	2016
Accounts receivable - Commercial	$64,915	$59,603
Accounts receivable - Traceability	281,574	60,288
Total accounts receivable	$346,489	$119,891

Work-in-process - Traceability	$-	$285,278

Deferred revenues - Commercial	$181,236	$197,143
Deferred revenues - Traceability	24,889	174,889
Total deferred revenues	$206,125	$372,032

The increases (decreases) of accounts receivable and deferred revenue are primarily due to normal timing differences between the Company’s performance and the customers’ payments. The deferred revenue is billed in accordance with certain contract milestones which may or may not have been fully earned at the time of billing.

Note 5. Property and Equipment, Net

At December 31, 2017 and 2016, property and equipment consisted of the following:

	December 31,
	2017	2016
Computers, equipment and software	$376,688	$371,149
Furniture and fixtures	23,037	23,037
Trade show booth	24,962	-
Total property and equipment	424,687	394,186
Less accumulated depreciation	(336,473)	(251,487)
Property and equipment, net	$88,214	$142,699

Depreciation expense was $84,986 and $116,581 for the years ended December 31, 2017 and 2016, respectively.

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BIO-TECH MEDICAL SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

Note 6. Intangible Assets

The following table sets summarizes the Company’s intangible assets as of December 31, 2017 and 2016:

			December 31, 2017
	Estimated Useful Life (Years)	Gross Carrying Amount at December 31, 2016	Accumulated Amortization	Net Book Value

Internet Domains	15	$24,750	$(4,837)	$19,913
Total		$24,750	$(4,837)	$19,913

			December 31,2016
	Estimated Useful Life (Years)	Gross Carrying Amount at December 31, 2015	Accumulated Amortization	Net Book Value

Internet Domains	15	$24,750	$(3,187)	$21,563
Total		$24,750	$(3,187)	$21,563

The Company recorded amortization expense of $1,650 for each of the years ended December 31, 2017 and 2016.

Note 7. Accounts Payable

As of December 31, 2017 and 2016, accounts payable consisted of the following:

	December 31,
	2017	2016
Accounts payable	$427,563	$620,285
Credit card payable	142,007	101,464
Total	$569,570	$721,749

Note 8. Stockholder’s Equity

Series A Preferred Stock and Warrants

On April 1, 2015, the Company sold to an accredited investor an aggregate of 100,000 shares of Series A Preferred Stock with warrants to purchase 16,293 shares of common stock for gross proceeds of $5,000,000. The warrants have a five-year term expiring on March 31, 2020.

The Series A Preferred Shares are convertible at the option of the holder into shares of common stock at an initial conversion price of $7.67 per share if all 100,000 shares of the Series A Preferred Stock are converted (converted into 651,890 common shares). If fewer than 100,000 shares of Series A Preferred Stock are converted, the conversion price shall be adjusted to $8.82 per share. The shares issuable upon conversion are subject to adjustment for stock splits and stock dividends. (See Note 15).

Option Exercises

During the years ended December 31, 2017 and 2016, option holders exercised 2,498 and 258,910 options to purchase shares of common stock for total proceeds of $2,498 and $258,909.

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BIO-TECH MEDICAL SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

Note 9. Stock Based Compensation

2014 Stock Incentive Plan

The Company has a stock-based compensation plan, which is described as follows:

On October 22, 2014, the Company approved and adopted the 2014 Stock Incentive Plan (the “2014 Plan”). The 2014 Plan set aside and reserved 600,000 shares of the Company’s common stock for grant and issuance in accordance with its terms and conditions. Persons eligible to receive awards from the 2014 Plan include employees (including officers and directors) of the Company or its affiliates and consultants who provide significant services to the Company or its affiliates (the “Grantees”). The 2014 Plan permits the Company to issue to Grantees qualified and/or non-qualified options to purchase the Company’s common stock, restricted common stock, performance units, and performance shares. The term of each award under the 2014 Plan shall be no more than ten years from the date of grant thereof. The Company’s Board of Directors or a committee designated by the Board of Directors is responsible for administration of the 2014 Plan and has the sole discretion to determine which Grantees will be granted awards and the terms and conditions of the awards granted. The 2014 Plan will annually increase the number of shares of common stock authorized for issuance thereunder to 15% of the Company’s common stock outstanding as of the first day of each calendar year beginning January 1, 2016.

For the year ended December 31, 2017, there were no stock option grants made pursuant to the 2014 Plan. For the year ended December 31, 2016, the Company granted options to purchase 72,840 shares of common stock at an exercise price of $7.67 per share. In connection with issuances under the 2014 Plan, the Company recorded stock compensation expense of $40,981 and $338,477 which is included in selling, general and administrative expense for the years ended December 31, 2017 and 2016, respectively. Unamortized stock compensation costs related to these awards of $66,412 will be recognized over the anticipated vesting period. For the years ended December 31, 2017 and 2016, the option holders exercised options to purchase 2,498 and 258,910 shares of common stock, respectively.

The Company accounts for share-based payments pursuant to ASC 718, “Stock Compensation” and, accordingly, the Company records stock compensation expense for share-based awards based upon an assessment of the grant date fair value for stock options using the Black-Scholes option pricing model. The fair value of stock options under the Black-Scholes model requires management to make assumptions regarding projected employee stock option exercise behaviors, risk-free interest rates, volatility of the Company’s stock price and expected dividends. The Company generally recognizes stock compensation expense on the grant date and over the period of vesting or period that services will be provided.

The following table summarizes stock option activity under the 2014 Plan for the years ended December 31, 2017 and 2016, respectively.

		Weighted Average
	Options for Common Shares	Exercise Price	Remaining Contractual Term
Outstanding as of January 1, 2016	515,991	$1.60	9.18
Granted	72,840	$7.67	9.48
Exercised	(258,910)	$1.00	8.17
Forfeited, cancelled, expired	(3,009)	$7.23	-
Outstanding as of December 31, 2016	326,912	$3.39	8.57
Granted	-	-	-
Exercised	(2,498)	$1.04	7.17
Forfeited, cancelled, expired	(13,979)	$6.97	-
Outstanding as of December 31, 2017	310,435	$3.25	8.21

Vested at December 31, 2017	230,823	$2.11	7.28

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BIO-TECH MEDICAL SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

The following table summarizes the assumptions used to compute the fair value of options granted to employees:

	March 1, 2015	May 11, 2015 to December 16, 2015	January 4, 2016 to August 1, 2016	Management Awards
Risk-free interest rate	1.62% to 1.74%	1.59% to 1.98%	1.10% to 1.94%	1.74% to 1.75%
Expected life of options - years	5.50 to 6.25	6.25	6.25	6.25
Expected stock price volatility	53.00%	51.00% to 58.00%	55.00% to 57.00%	56.00% to 57.00%
Expected dividend yield	0.00%	0.00%	0.00%	0.00%

Management Awards

On September 1, 2015 and November 1, 2015, the Board approved individual employee option grants (the “Executive Grants”) for three executives (the “Executives”). Pursuant to the Executive Grants, the Executives were each granted stock options to purchase 146,507 shares (totaling 439,521 shares) of the Company’s common stock (the “Option”) at an exercise price equal to approximately $7.67. The Options vest as to 25% of the shares subject to the Options, one year after the date of grant and then in equal quarterly installments for the three years thereafter, subject to the Executive’s continued employment with the Company.

In connection with such awards, the Company recorded stock compensation expense of $25,255 and $25,255 which is included in selling, general and administrative expense for the years ended December 31, 2017 and 2016, respectively. Unamortized stock compensation costs related to these awards of $50,510 will be recognized over the anticipated vesting period. As of December 31, 2017, 219,761 shares are vested related to these awards.

The Company accounts for share-based payments pursuant to ASC 718, “Stock Compensation” and, accordingly, the Company records stock compensation expense for share-based awards based upon an assessment of the grant date fair value for stock options using the Black-Scholes option pricing model. The fair value of stock options under the Black-Scholes model requires management to make assumptions regarding projected employee stock option exercise behaviors, risk-free interest rates, volatility of the Company’s stock price and expected dividends. The Company generally recognizes stock compensation expense on the grant date and over the period of vesting or period that services will be provided.

The table below reflects the costs to be recognized for both the 2014 Plan and the Executive Grants in the future:

	Future Expense
Years Ending December 31,	2014 Stock Option Plan	Executive Options	Total
2018	$29,610	$25,255	$54,865
2019	19,436	25,255	44,691
2020	17,366	-	17,366
Total	$66,412	$50,510	$116,922

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BIO-TECH MEDICAL SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

Note 10. Revenues

The following table shows the Company’s revenues disaggregated according to the timing of the transfer of services for the years ended December 31, 2017 and 2016, respectively:

	Years Ended December 31,
	2017	2016
Revenue recognized at a point in time
Commercial revenue	$1,046,676	$834,606
Traceability revenue	1,438,636	217,030
Vendor referral revenue	40,396	77,934
	2,525,708	1,129,570

Revenue recognized over time
Commercial revenue	4,872,972	3,932,515
Traceability revenue	334,102	212,998
UCS revenue	54,701	-
	5,261,775	4,145,513

Total	$7,787,483	$5,275,083

Note 11. Income Taxes

No provision for U.S. federal or state income taxes has been recorded as the Company has incurred net operating losses since inception. Significant components of the Company’s net deferred income tax assets as of December 31, 2017 and 2016 consist of income tax loss carryforwards and Stock Option expense. These amounts are available for carryforward for use in offsetting taxable income of future years through 2035. Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry-forward period. Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. Due to the Company’s history of operating losses, these deferred tax assets arising from the future tax benefits are currently not likely to be realized and are thus reduced to zero by an offsetting valuation allowance. As a result, there is no provision for income taxes.

For the years ended December 31, 2017, and 2016, the Company had net operating loss carry forwards of approximately $3,612,000 and $3,377,000, respectively. During the years ended December 31, 2017 and 2016, the valuation allowance decreased by approximately $487,000 and increased by approximately $777,000, respectively. The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, reduced the federal corporate income tax rate from a maximum of 35% to a flat rate of 21%. The decrease in the deferred tax asset from December 31, 2016 to December 31, 2017 and corresponding change in the valuation allowance is primarily due to the adjustment of the corporate tax rate in accordance with the new law. Utilization of these net loss carry forwards is subject to the limitations of Internal Revenue Code Section 382. The Company applied a 100% valuation reserve against the deferred tax benefit as the realization of the benefit is not certain.

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BIO-TECH MEDICAL SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

The tax effect of significant components of the Company’s deferred tax assets at December 31, 2017 and 2016, are as follows:

	December 31,
	2017	2016
Deferred tax assets:
Net operating loss carryforward	$795,000	$1,266,000
Other	2,000	2,000
Accounts receivable reserve	17,000	26,000
Depreciation and amortization	11,000	20,000
Stock option expense	11,000	9,000
Total gross deferred tax assets	836,000	1,323,000
Less: Deferred tax asset valuation allowance	(836,000)	(1,323,000)
Total net deferred tax assets	$-	$-

Note 12. Commitments and Contingencies

Operating Leases

The Company leases commercial office space in Ft. Lauderdale, FL that expires in March 2019. The Company also leases its office space in Olympia, WA which originally expired in July 2016, but the contract was amended to extend the contract, expiring in February 2021. The Company also leases its Hawaii office space that expires in May 2020. The Company also subleases its Denver, CO office space which expired in October 2017, but the contract was amended to extend for 25 months, thus expiring in November 2019.

Rent expense incurred for the years ended December 31, 2017 and 2016 was $374,809 and $354,060, respectively.

The table below shows the future minimum rental payments under the leases as follows:

Years Ending December 31,	Future Minimum Lease Payments
2018	$383,123
2019	184,623
2020	50,052
2021	7,426
$625,224

Management Contracts

In connection with the Management Awards discussed above (See Note 9), the Executives signed management contracts with three-year terms.

Legal Proceedings

Occasionally, the Company may be involved in claims and legal proceedings arising from the ordinary course of its business. The Company records a provision for a liability when it believes that it is both probable that a liability has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could have a material impact on the Company’s financial statements. Contingencies are inherently unpredictable and the assessments of the value can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions.

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BIO-TECH MEDICAL SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

Currently, twenty-nine states, the District of Columbia and the United States territories of Guam and Puerto Rico allow individuals to use medicinal cannabis legally. Furthermore, eight states, and the District of Columbia have enacted laws that allow recreational adult use of cannabis. Continued growth and innovation in the cannabis industry is dependent upon continued legislative acceptance and approval of cannabis use at the state level. Legislative, regulatory and political factors could slow or halt development of the industry, which would negatively impact our business.

For the years ended December 31, 2017 and 2016, the Company was involved in certain lawsuits all of which were resolved prior to December 31, 2017. Any settlements incurred by the Company were included in professional and legal fees.

Note 13. Related Party Transactions

On April 15, 2015, the Company loaned $1,000,000 to one of its founding Shareholders. The Shareholder promised to pay the principal amount, together with interest at an annual rate of 1.5%, payable in one balloon payment on April 15, 2017. The loan was secured by 125,000 shares of Bio-Tech Medical Software, Inc. As of December 31, 2016, the Shareholder satisfied their obligation under the loan in full.

On March 13, 2015, the Company loaned a second Shareholder $15,000. The loan did not bear interest and was payable in less than one year. During 2016, the Company wrote off the outstanding loan receivable to compensation expense.

Note 14. Concentrations and Credit Risk

The Company operates solely within the cannabis industry within the United States of America and territories of the United States as well as in Canada and Australia. The Company grants credit to certain customers, substantially all of whom are small to medium sized business or governmental agencies.

The Company maintains its cash balance at financial institutions located in Ft. Lauderdale, Florida. The balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. There was $246,951 and $718,297 in excess of the FDIC insurance as December 31, 2017 and 2016, respectively.

As of December 31, 2017 and 2016, respectively, the state of Hawaii accounted for approximately 66.11% and 25.98% of accounts receivable.

As of December 31, 2017 and 2016, respectively, New York and Washington state, respectively, accounted for approximately 16.50% and 6.60% of total revenues.

As of December 31, 2017 and 2016, respectively, two vendors accounted for approximately 75.35% and 68.21% of accounts payable.

Note 15. Subsequent Events

Helix TCS, Inc. Acquisition

On March 3, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Helix TCS, Inc. and its wholly owned subsidiary, Helix Acquisition Sub, Inc. (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Helix TCS, Inc.

Pursuant to the Merger Agreement, Helix TCS, Inc. will issue to the Company equityholders an amount of unregistered shares of Helix TCS, Inc.’s common stock and assume options and warrants to acquire shares of the Helix TCS, Inc.’s common stock so that the Company equityholders will own 48% of Helix TCS, Inc. on a fully diluted basis immediately after the merger. In particular, at the time of the merger, each share of the Company Series A Preferred Stock and each share of the Company’s common stock issued and outstanding immediately prior to the merger will automatically convert into that number of shares of Helix TCS, Inc. common stock specified in the Merger Agreement. Also, all issued and outstanding options and warrants to purchase shares of the Company’s common stock will convert into options and warrants to purchase shares of Helix TCS, Inc.’s common stock upon the same terms as provided in those options and warrants, subject to share and price adjustments as provided in the Merger Agreement. Helix TCS, Inc. also will assume all of the Company’s outstanding restricted stock purchase agreements or other agreements providing for risk of forfeiture of issued and outstanding shares of the Company’s common stock, subject to share and price adjustments as provided in the Merger Agreement.

To secure indemnification obligations of the Company’s shareholders to Helix TCS, Inc. under the Merger Agreement, 4% of Helix TCS, Inc. shares to be issued to the Company’s shareholders will be held back and Helix TCS, Inc. will be entitled to retain such number of the holdback shares as necessary to satisfy those indemnification obligations. Any holdback shares that remain after satisfaction of any indemnification obligations will be released 18 months after the closing date of the merger.

On June 1, 2018, the Company closed the merger. Pursuant to the Merger Agreement, the Company stockholders received 38,184,985 unregistered shares of Helix TCS, Inc. common stock, of which 1,852,677 shares were held back to satisfy indemnification obligations in the Merger Agreement, if necessary. Helix TCS, Inc. also assumed outstanding Company options exercisable for 8,132,410 shares of common stock under the BioTrackTHC Stock Plan.

The Company has evaluated subsequent events through August 13, 2018, the date on which these financial statements were available to be issued. No significant subsequent events to this date would have had a material impact on the Company’s financial statements as of and for the year ended December 31, 2017 other than described above.

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